Exhibit 31.2

Certification

I, C. Brent Winn, Jr., certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025 of Medalist Diversified, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 28, 2026	/s/ C. Brent Winn Jr.
Date	Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)